Exhibit 99.1

Flowco Holdings Inc. Reports Third Quarter 2025 Results

HOUSTON -- (BUSINESS WIRE) -- Flowco Holdings Inc. (NYSE: FLOC) (“Flowco” or the “Company”), a provider of production optimization, artificial lift and methane abatement solutions for the oil and natural gas industry, today announced financial results for the third quarter ended September 30, 2025.

Where presented, the financial results for 2024 represent periods (i) during which Flowco’s operating subsidiary, Flowco MergeCo LLC (“Flowco LLC”), was a privately-owned limited liability company and (ii) prior to the completion of Flowco’s initial public offering in January 2025. Historical financial information for the periods ended in 2024 reflects information for Flowco LLC, and historical financial information presented prior to June 20, 2024 reflects only the historical financial information of Estis Compression LLC (“Estis”) as the accounting predecessor prior to the business combination of Estis, Flowco Production Solutions, LLC and Flogistix, LP and parent entities formed in connection with such business combination (the “2024 Business Combination”).

Key Third Quarter 2025 Highlights

•
Revenues of $176.9 million, generating net income of $34.3 million and Adjusted Net Income1 of $37.3 million
•
Adjusted EBITDA1 of $76.8 million
•
Adjusted EBITDA Margin1 of 43.4%
•
Net cash provided by operating activities of $82.5 million and Free Cash Flow1 of $42.8 million
•
In October 2025, Flowco's Board of Directors declared a quarterly cash dividend of $0.08 per share
•
Robust liquidity with approximately $518.3 million of availability under our revolving credit facility as of October 31, 2025

Financial Summary

	Three Months Ended
	September 30, 2025	June 30, 2025	September 30, 2024
	(in thousands)
Revenues	$176,941	$193,215	$189,365
Net income	34,273	27,352	20,646
Adjusted Net Income (1)	37,301	32,998	31,179
Adjusted EBITDA (1)	76,803	76,488	74,017
Adjusted EBITDA Margin (1)	43.4%	39.6%	39.1%

(1)
Adjusted Net Income, Adjusted EBITDA, Adjusted EBITDA Margin, and Free Cash Flow are non-GAAP financial measures. See definitions of these measures and the reconciliation of GAAP to non-GAAP financial measures outlined in the reconciliation tables accompanying this press release.

Joe Bob Edwards, President and CEO, commented, “Flowco delivered another quarter of solid operational and financial execution, with incremental Adjusted EBITDA growth, continued margin expansion, and strong free cash flow generation. Since becoming a public company, we have achieved consecutive quarterly growth in Adjusted EBITDA while expanding margins, underscoring the resiliency of our financial model and the operating leverage we are realizing across the business. Our performance reflects a shift toward our high-margin rental portfolio, which is growing through targeted investment and incremental customer demand for high-pressure gas lift and vapor recovery systems. The integration of the assets from our recent transaction has progressed smoothly—driving improved profitability and strengthening our position in high-margin, electric-drive rental systems.

While the broader market faced headwinds in the third quarter, operators continued to prioritize production optimization and efficiency—investing in technologies that enhance reliability and returns—an approach that favors Flowco’s differentiated, technology-driven solutions. As we enter the final quarter of 2025, we remain focused on disciplined capital deployment while evaluating opportunities to return capital to shareholders through dividends and share repurchases. We will continue to invest in product development, manufacturing efficiency, and operational automation to further strengthen our competitive position and expand the value we deliver to customers. Flowco remains well positioned to generate consistent results, strong cash flow, and compelling long-term value for our shareholders.”

Segment Information

We report our results in two segments, Production Solutions and Natural Gas Technologies. Production Solutions includes the rental, sale and service associated with high pressure gas lift, conventional gas lift and plunger lift, including a range of digital solutions and other production related technologies. Natural Gas Technologies includes the design, manufacture, rental and sale of vapor recovery and natural gas systems. Corporate costs not directly related to either segment are categorized separately.

Segment Financial Information

	Three Months Ended
	September 30, 2025	June 30, 2025	September 30, 2024
	(in thousands)
Production Solutions
Revenues	$125,596	$128,245	$111,686
Adjusted Segment EBITDA (1)	55,260	53,343	47,421
Adjusted Segment EBITDA Margin (1)	44.0%	41.6%	42.5%

Natural Gas Technologies
Revenues	$51,345	$64,970	$77,679
Adjusted Segment EBITDA (1)	25,317	27,397	26,596
Adjusted Segment EBITDA Margin (1)	49.3%	42.2%	34.2%

Corporate
Revenues	$—	$—	$—
Adjusted Segment EBITDA (1)	(3,774)	(4,252)	—
Adjusted Segment EBITDA Margin (1)	nm	nm	nm

Total
Revenues	$176,941	$193,215	$189,365
Adjusted Segment EBITDA (1)	76,803	76,488	74,017
Adjusted Segment EBITDA Margin (1)	43.4%	39.6%	39.1%

(1)
Adjusted Segment EBITDA and Adjusted Segment EBITDA Margin are non-GAAP financial measures. See definitions of these measures and the reconciliation of GAAP to non-GAAP financial measures outlined in the reconciliation tables accompanying this release.

Production Solutions

Third quarter 2025 revenue for the Production Solutions segment decreased 2.1% from the second quarter of 2025, primarily due to a decrease in sales in the Downhole Components business unit. Adjusted Segment EBITDA increased 3.6% quarter over quarter for the same period, with Adjusted Segment EBITDA Margin increasing 240 basis points. The increase in Adjusted Segment EBITDA and Adjusted Segment EBITDA Margin resulted from favorable revenue mix, higher operating leverage and an increase in sales gross margin quarter over quarter.

Natural Gas Technologies

Third quarter 2025 revenue for the Natural Gas Technologies segment decreased 21.0% from the second quarter of 2025, primarily due to a decrease in sales in the Natural Gas Systems business unit. Adjusted Segment EBITDA decreased 7.6% quarter over quarter for the same period, with Adjusted Segment EBITDA Margin increasing 714 basis points due to favorable revenue mix from rentals.

Corporate

Corporate Adjusted Segment EBITDA for the quarter ended September 30, 2025 was $(3.8) million, compared to $(4.3) million Corporate Adjusted Segment EBITDA in the quarter ended June 30, 2025.

Balance Sheet & Liquidity

As of October 31, 2025, the Company had outstanding borrowings under its senior secured revolving credit facility (“Credit Agreement”) of $205.2 million and, with a current borrowing base of $723.5 million, had availability under the Credit Agreement of $518.3 million.

Dividend Declaration

On October 31, 2025, Flowco announced that its Board of Directors had declared a quarterly cash dividend of $0.08 per share of Class A common stock payable on November 26, 2025 to Class A common stockholders of record as of the close of business on November 14, 2025. Flowco MergeCo LLC, the Company’s operating subsidiary, will make a corresponding distribution of $0.08 per unit to holders of its common units.

Conference Call and Webcast Information

Flowco will host a conference call on Wednesday, November 5, 2025, at 8:00 am Eastern Time to discuss third quarter 2025 results. The conference call can be accessed live over the phone by dialing 1-877-704-4453 (for the U.S.) or 1-201-389-0920 (for International). A telephonic replay of the conference call will be available two hours after the call and can be accessed by dialing 1-844-512-2921 (for the U.S.) or 1-412-317-6671 (for International). The passcode for the call and replay is 13756630. A live webcast of the conference call will also be available under the Investor Relations section of Flowco’s website at ir.flowco-inc.com.

About Flowco

Flowco is a leading provider of production optimization, artificial lift and methane abatement solutions for the oil and natural gas industry. The company’s products and services include a full range of equipment and technology solutions that enable oil and natural gas producers to efficiently and cost-effectively maximize the profitability and economic lifespan of their assets.

Forward-Looking Statements

The information in this press release includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this press release may be forward-looking statements. These statements generally relate to future events or our future financial or operating performance, and include, but are not limited to: statements regarding guidance or estimates related to the Company’s results of operations or financial condition; industry trends, customer demand and industry outlook, and effects on Flowco’s operations; Flowco’s strategies and plans, including matters relating to the Company growth, capital expenditures, dividend policies, and leverage profile. When used in this press release, words such as “expect,” “project,” “estimate,” “believe,” “anticipate,” “intend,” “plan,” “seek,” “forecast,” “target,” “predict,” “may,” “should,” “would,” “could,” and “will,” the negative of these terms and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although Flowco believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. These risks and uncertainties are described further in our annual report on Form 10-K for the year ended December 31, 2024 and our quarterly report for the period ended September 30, 2025 filed with the Securities and Exchange Commission. Flowco undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

Flowco Holdings Inc.

Condensed Consolidated Statement of Operations

	Three Months Ended			Nine Months Ended
	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
	(in thousands except share and per share amounts)
Revenues:
Rentals	$106,966	$102,104	$87,240	$306,366	$184,982
Sales	69,975	91,111	102,125	256,140	164,303
Intercompany revenue	—	—	—	—	—
Total revenues	176,941	193,215	189,365	562,506	349,285
Operating expenses:
Cost of rentals (exclusive of depreciation and amortization disclosed separately below)	29,295	27,602	25,274	83,748	48,956
Cost of sales (exclusive of depreciation and amortization disclosed separately below)	44,888	62,579	75,535	173,033	124,073
Intercompany cost of sales - sales	—	—	—	—	—
Selling, general and administrative expenses	28,980	32,683	25,012	92,197	36,204
Depreciation and amortization	38,953	33,165	30,581	106,237	56,502
(Gain) loss on sale of equipment	232	68	72	255	727
Income from operations	34,593	37,118	32,891	107,036	82,823
Other expenses:
Interest expenses	(2,757)	(6,445)	(11,861)	(14,567)	(22,174)
Loss on debt extinguishment	—	—	(221)	—	(221)
Other expenses, net	229	559	233	521	(1,813)
Total other expenses	(2,528)	(5,886)	(11,849)	(14,046)	(24,208)
Income before provision for income taxes	32,065	31,232	21,042	92,990	58,615
Provision for income taxes	2,208	(3,880)	(396)	(4,320)	(702)
Net income	34,273	27,352	$20,646	88,670	$57,913
Net income attributable to redeemable non-controlling interests	21,756	21,881		64,510
Net income attributable to Flowco Holdings Inc.	$12,517	$5,471		$24,160

Earnings per share (1):
Basic	$0.46	$0.21		$0.92
Diluted	$0.32	$0.21		$0.82
Weighted average shares outstanding (1):
Basic	27,445,906	25,728,144		26,338,938
Diluted	90,661,805	26,195,643		90,890,091

(1)
The calculations of basic and diluted earnings per share and weighted average shares of common stock outstanding cover the periods after January 16, 2025, which are the periods following the Company's initial public offering and the related reorganization transactions, through the end of third quarter 2025.

Flowco Holdings Inc.

Condensed Consolidated Balance Sheets

	As of
	September 30, 2025	December 31, 2024
	(in thousands except share and per share amounts)
Assets
Current assets:
Cash and cash equivalents	$7,235	$4,615
Accounts receivable, net of allowances for credit losses of $1,870 and $1,169, respectively	118,970	120,353
Inventory	159,290	151,179
Prepaid expenses and other current assets	7,668	9,982
Total current assets	293,163	286,129
Property, plant and equipment, net	801,139	702,616
Operating lease right-of-use assets	16,343	19,480
Finance lease right-of-use assets	27,365	21,871
Intangible assets, net	281,310	302,522
Goodwill	249,692	249,692
Deferred tax asset	11,507	—
Other assets	5,716	6,639
Total assets	$1,686,235	$1,588,949

Liabilities, redeemable non-controlling interests and stockholders'/members' equity
Current liabilities:
Accounts payable	$32,329	$31,321
Accrued expenses	35,597	33,829
Current portion of operating lease obligations	7,256	6,809
Current portion of finance lease obligations	13,214	7,837
Deferred revenue	12,538	8,002
Total current liabilities	100,934	87,798
Long-term liabilities:
Long-term debt, net	222,628	635,916
Tax receivable agreement liability	19,791	—
Operating lease obligations, net of current portion	9,453	12,739
Finance lease obligations, net of current portion	12,135	13,389
Total long-term liabilities	264,007	662,044
Total liabilities	364,941	749,842
Commitments and contingencies
Redeemable non-controlling interests	950,336	—
Members' equity:
Members' equity	—	839,107
Total members' equity	—	839,107
Stockholders' equity:
Class A common stock, $0.0001 par value – 300,000,000 shares authorized; 28,255,895 shares issued and outstanding as of September 30, 2025; no such shares authorized, issued or outstanding as of December 31, 2024.	3	—
Class B common stock, $0.0001 par value – 150,000,000 shares authorized; 61,391,236 shares issued and outstanding as of September 30, 2025; no such shares authorized, issued or outstanding as of December 31, 2024.	6	—
Additional paid-in capital	55,539	—
Retained earnings	315,410	—
Total stockholders' equity to Flowco Holdings Inc.	370,958	—
Total liabilities, redeemable non-controlling interests and members'/stockholders' equity	$1,686,235	$1,588,949

Flowco Holdings Inc.

Condensed Consolidated Statements of Cash Flows

	Three Months Ended September 30,	Nine Months Ended September 30,
	2025	2025	2024
	(in thousands)
Cash flows from operating activities
Net income	$34,273	$88,670	$57,913
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	38,953	106,237	56,502
Provision for inventory obsolescence	362	1,636	1,283
Amortization of operating right-of-use assets	2,616	6,627	2,294
Amortization of deferred financing costs	338	1,012	395
Loss on sale of equipment	232	255	727
Loss on debt extinguishment	—	—	221
Gain on lease termination	(528)	(791)	(353)
Stock-based compensation	1,479	9,470	509
Provision for deferred income taxes	(2,208)	(780)	—
Allowance for credit losses	610	1,551	(383)
Changes in operating assets and liabilities:
Accounts receivable	3,188	(168)	(4,426)
Inventory	(8,634)	(9,575)	6,212
Prepaid expenses and other current assets	1,700	2,314	518
Other assets and liabilities	(8)	(74)	(2,566)
Accounts payable - trade	(1,006)	1,008	(3,265)
Accrued expenses	7,054	359	2,304
Deferred revenue	6,615	4,536	1,971
Operating lease liabilities	(2,826)	(6,417)	(2,259)
Finance lease liabilities	257	1,324	(389)
Net cash provided by operating activities	82,467	207,194	117,208
Cash flows used in investing activities
Asset acquisition	(71,813)	(71,813)	—
Additions to property, plant and equipment	(39,663)	(103,283)	(62,087)
Payment of contingent consideration related to a business combination	(548)	(548)	—
Proceeds from sale of property, plant and equipment	164	434	160
Net cash acquired in 2024 Business Combination	—	—	3,088
Payment for capitalized patent costs	(339)	(434)	(64)
Net cash used in investing activities	(112,199)	(175,644)	(58,903)
Cash flows used in financing activities
Issuance of Class A common stock in IPO, net of underwriting discount	—	461,803	—
Payment of offering costs	—	(2,458)	—
Repurchase of Class A common stock	(15,000)	(15,000)	—
Payments on long-term debt	(166,788)	(906,785)	(164,385)
Proceeds from long-term debt	222,366	493,497	267,633
Payments on finance lease obligations	(5,383)	(11,046)	(3,008)
Proceeds on finance lease terminations	36	349	507
Purchase of LLC Interests from Continuing Equity Owners	—	(20,876)	—
Payment of debt issuance costs	—	(13)	(5,424)
Payment of dividend equivalent units	(10)	(10)	—
Payment of tax withheld on stock-based compensation	(296)	(296)	—
Distributions to members of Flowco LLC	(4,911)	(23,703)	(130,504)
Dividends paid to Flowco Holdings Inc. shareholders	(2,334)	(4,392)	—
Net cash provided by (used in) financing activities	27,680	(28,930)	(35,181)
Net increase (decrease) in cash and cash equivalents	(2,052)	2,620	23,124
Cash and cash equivalents
Beginning of period	9,287	4,615	—
End of period	$7,235	$7,235	$23,124

Non-GAAP Financial Measures

In addition to our results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company uses non-GAAP financial measures, such as Adjusted Net Income, EBITDA, Adjusted EBITDA and Free Cash Flow, as well as Adjusted Segment EBITDA and Adjusted Segment EBITDA Margin, in this press release to supplement financial information presented in accordance with GAAP. We believe that excluding certain items from our GAAP results provides management additional insight on the consolidated financial performance from period to period to project our future consolidated financial performance as forecasts are developed at a level of detail different from that used to prepare GAAP-based financial measures. Moreover, we believe these non-GAAP financial measures provide our management and investors with useful information to help them evaluate our operating results by facilitating an enhanced understanding of our operating performance and enabling them to make more meaningful period to period comparisons. There are limitations to the use of the non-GAAP financial measures presented in this press release. For example, our non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes. Similarly, Free Cash Flow does not represent our residual cash flow for discretionary expenditures, since the calculation of this measure does not reflect certain debt service requirements or certain other non-discretionary expenditures. Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The Company urges investors to review the reconciliation and not to rely on any single financial measure to evaluate our business.

Adjusted Net Income

Adjusted Net Income is a non-GAAP measure that we define as net income (loss) adjusted to eliminate the impact of (i) transaction-related expenses, (ii) share-based compensation, (iii) loss on the sale of equipment, (iv) loss on debt payments and (v) changes to the value of our inventory. Adjusted Net Income is a supplemental non-GAAP financial measure used by management, our stockholders and others to provide visibility on the profitability and financial strength of the Company by excluding certain expenses related to non-recurring Company transactions.

Reconciliation from net income to Adjusted Net Income is set forth as follows:

	Three Months Ended
	September 30, 2025	June 30, 2025	September 30, 2024
	(in thousands)
Net income	$34,273	$27,352	$20,646
Transaction related expenses (1)	—	6	1,833
Share-based compensation expense (2)	1,479	1,670	356
Non-recurring charges (3)	1,317	3,902	—
Loss on sale of equipment	232	68	72
Loss on debt extinguishment	—	—	221
Inventory valuation adjustments (4)	—	—	8,051
Adjusted Net Income	$37,301	$32,998	$31,179

(1)
Represents the transaction-related expenses as part of the 2024 Business Combination and non-capitalizable IPO related costs, which were expensed as incurred and included in the consolidated statements of operations.
(2)
Reflects non-cash compensation expense for equity-based awards to our employees and non-employee directors for the periods presented.
(3)
Represents (i) one-time charge for a settlement expense related to a lawsuit for the three months ended September 30, 2025, and (ii) termination benefits and related expenses and the costs associated with the re-purposing of one of our manufacturing facilities in Pampa, TX for the three months ended June 30, 2025.
(4)
Reflects non-cash adjustment related to inventory fair value step-up from the 2024 Business Combination which has been included in cost of sales.

Adjusted EBITDA and Adjusted EBITDA margin

We define EBITDA as net income, adjusted to exclude interest expense, provision for income taxes and depreciation and amortization. We define Adjusted EBITDA as EBITDA adjusted to exclude (i) share-based compensation expense, (ii) business combination-related expenses and (iii) other non-cash and non-recurring expenses.

EBITDA and Adjusted EBITDA are key performance indicators we use in evaluating our operating performance and in making financial, operating and planning decisions. In particular, the exclusion of certain expenses in calculating EBITDA and Adjusted EBITDA provides additional visibility on operating performance across reporting periods by removing the effect of non-cash and/or non-recurring expenses. Accordingly, we believe that this measure provides useful information to our stockholders and others in understanding and evaluating our operating results in the same manner as our management and board of directors.

Reconciliation from net income to EBITDA and Adjusted EBITDA are set forth as follows:

	Three Months Ended
	September 30, 2025	June 30, 2025	September 30, 2024
	(in thousands)
Net income	$34,273	$27,352	$20,646
Interest expense	2,757	6,445	11,861
Provision for income taxes (1)	(2,208)	3,880	396
Depreciation and amortization	38,953	33,165	30,581
EBITDA	73,775	70,842	63,484
Transaction related expenses (2)	—	6	1,833
Share-based compensation expense (3)	1,479	1,670	356
Non-recurring charges (4)	1,317	3,902	—
Loss on sale of equipment	232	68	72
Loss on debt extinguishment	—	—	221
Inventory valuation adjustments (5)	—	—	8,051
Adjusted EBITDA	$76,803	$76,488	$74,017

(1)
Previously issued non-GAAP information did not include provision for income taxes amounts as a reconciling item for the year ended December 31, 2023, as Texas margin tax was included within other expense in the previously issued consolidated statements of operations. In order to conform with current year’s presentation, the Company reclassified Texas margin tax amounts from other expense into provision for income taxes, and consequently, have been included as a reconciling item to Adjusted EBITDA from net income for all periods presented above.
(2)
Represents the transaction-related expenses as part of the 2024 Business Combination and non-capitalizable IPO related costs, which were expensed as incurred and included in the consolidated statements of operations.
(3)
Reflects non-cash compensation expense for equity-based awards to our employees and non-employee directors for the periods presented.
(4)
Represents (i) one-time charge for a settlement expense related to a lawsuit for the three months ended September 30, 2025, and (ii) termination benefits and related expenses and the costs associated with the re-purposing of one of our manufacturing facilities in Pampa, TX for the three months ended June 30, 2025.
(5)
Reflects non-cash adjustment related to inventory fair value step-up from the 2024 Business Combination which has been included in cost of sales.

Adjusted Segment EBITDA and Adjusted Segment EBITDA Margin

In addition to business segment profit or loss, our management also evaluates Adjusted Segment EBITDA, which is presented on a business unit level for purposes of allocating resources and evaluating operating and financial performance. As discussed above, the Company operates and manages its business units in the following two operating and reporting segments:

•
Production Solutions: relates to rentals, sales and services related to high pressure gas lift, conventional gas lift and plunger lift. This segment includes rental, sales and service revenues.
•
Natural Gas Technologies: relates to the design, manufacturing, rental, sale and servicing of vapor recovery and natural gas systems. This segment includes rental, sales, service revenues and methane abatement technology.

We define Adjusted Segment EBITDA as segment net income, as adjusted in the same manner as defined for EBITDA and Adjusted EBITDA above. Reconciliation from segment net income, which includes direct segment costs but excludes corporate costs not directly related to either segment, to Adjusted Segment EBITDA is set forth as follows:

	Three Months Ended
	September 30, 2025	June 30, 2025	September 30, 2024
	(in thousands)
Production Solutions
Net income	$31,734	$32,676	$13,845
Interest expense	(1,651)	2,302	6,690
Provision for income taxes	—	53	250
Depreciation and amortization	23,577	18,192	17,364
EBITDA	53,660	53,223	38,149
Transaction related expenses (1)	—	—	1,533
Share-based compensation expense (2)	—	—	218
Non-recurring charges (3)	1,317	—	—
(Gain) loss on sale of equipment	283	120	88
Loss on debt extinguishment	—	—	221
Inventory valuation adjustments (4)	—	—	7,212
Adjusted Segment EBITDA	55,260	53,343	47,421

Natural Gas Technologies
Net income	$9,774	$11,229	$7,538
Interest expense	224	224	4,434
Provision for income taxes	1	29	146
Depreciation and amortization	15,369	14,967	13,217
EBITDA	25,368	26,449	25,335
Transaction related expenses (1)	—	—	300
Share-based compensation expense (2)	—	—	138
Non-recurring charges (3)	—	1,000	—
(Gain) loss on sale of equipment	(51)	(52)	(16)
Inventory valuation adjustments (4)	—	—	839
Adjusted Segment EBITDA	25,317	27,397	26,596

Corporate
Net income	$(7,235)	$(16,553)	$(737)
Interest expense	4,184	3,919	737
Provision for income taxes	(2,209)	3,798	—
Depreciation and amortization	7	6	—
EBITDA	(5,253)	(8,830)	—
Transaction related expenses (1)	—	6	—
Share-based compensation expense (2)	1,479	1,670	—
Non-recurring charges (3)	—	2,902	—
(Gain) loss on sale of equipment	—	—	—
Inventory valuation adjustments (4)	—	—	—
Adjusted Segment EBITDA	(3,774)	(4,252)	—
Total Adjusted EBITDA	$76,803	$76,488	$74,017

(1)
Represents the transaction-related expenses as part of the 2024 Business Combination and non-capitalizable IPO related costs, which were expensed as incurred and included in the consolidated statements of operations.
(2)
Reflects non-cash compensation expense for equity-based awards to our employees and non-employee directors for the periods presented.
(3)
Represents (i) one-time charge for a settlement expense related to a lawsuit for the three months ended September 30, 2025 (Production Solutions) and (ii) termination benefits and related expenses (Corporate) and the costs associated with the re-purposing of one of our manufacturing facilities in Pampa, TX (Natural Gas Technologies) for the three months ended June 30, 2025.
(4)
Reflects non-cash adjustment related to inventory fair value step-up from the 2024 Business Combination which has been included in cost of sales.

Free Cash Flow

Free Cash Flow is a non-GAAP measure that we define as cash flow provided by operating activities less additions to property, plant and equipment (which includes both maintenance and growth capital expenditures, but excludes asset acquisitions of a business, and excludes other business acquisitions and equity investments). Management believes this information is important to provide because it is used by management to evaluate the Company’s operational performance and trends between periods and to manage our business. Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company’s results of ongoing operations. Free Cash Flow is not intended to replace GAAP financial measures. A reconciliation of net cash provided by operating activities to Free Cash Flow, as well as Free Cash Flow (Deficit) after Asset Acquisition, is set forth as follows:

	Three Months Ended September 30,	Nine Months Ended September 30,
	2025	2025	2024
	(in thousands)
Net cash provided by operating activities	$82,467	$207,194	$117,208
Additions to property, plant and equipment	(39,663)	(103,283)	(62,087)
Free Cash Flow	42,804	103,911	55,121
Asset acquisition	(71,813)	(71,813)	—
Free Cash Flow (Deficit) after Asset Acquisition	$(29,009)	$32,098	$55,121

Investor Contact:

Andrew Leonpacher

investor.relations@flowco-inc.com

Source: Flowco Holdings Inc.